Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each of the undersigned officers and directors of DELTEK, INC., a Delaware corporation (the “Corporation”), whose signature appears below hereby appoints Kevin T. Parker and David R. Schwiesow and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, a registration statement on Form S-8 (or other appropriate form) (the “Registration Statement”) relating to the proposed issuance of Common Stock, par value $0.001, of the Corporation and other securities pursuant to the Deltek, Inc. Amended and Restated 2007 Stock Incentive and Award Plan (the “Plan”) (or any and all amendments, including post-effective amendments, to such Registration Statement) and any additional registration statement pursuant to General Instruction E of Form S-8 to register additional shares of Common Stock of the Corporation as may become issuable under the terms of the Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name and Signature	Title	Date

/s/ Kevin T. Parker	Chairman, President and Chief Executive Officer	February 28, 2011
Kevin T. Parker	(Principal Executive Officer)

/s/ Michael P. Corkery Michael P. Corkery	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 28, 2011

/s/ Michael L. Krone Michael L. Krone	Senior Vice President, Corporate Controller and Assistant Treasurer (Principal Accounting Officer)	February 28, 2011

/s/ Nanci E. Caldwell	Nanci E. Caldwell	February 28, 2011
Nanci E. Caldwell	(Director)

	Edward R. Grubb	February , 2011
Edward R. Grubb	(Director)

/s/ Joseph M. Kampf	Joseph M. Kampf	February 28, 2011
Joseph M. Kampf	(Director)

	Steven B. Klinsky	February , 2011
Steven B. Klinsky	(Director)

/s/ Thomas M. Manley	Thomas M. Manley	February 28, 2011
Thomas M. Manley	(Director)

/s/ Albert A. Notini	Albert A. Notini	February 28, 2011
Albert A. Notini	(Director)

/s/ Janet R. Perna	Janet R. Perna	February 28, 2011
Janet R. Perna	(Director)

/s/ Alok Singh	Alok Singh	February 28, 2011
Alok Singh	(Director)